ATLAS FINANCIAL HOLDINGS, INC.

(REGISTERED UNDER THE LAWS OF THE CAYMAN ISLANDS)

NUMBER
CERT.9999

SHARES
9,000,000********
9,000,000******
****9,000,000********
*****9,000,000*******
******9,000,000******

THIS CERTIFIES THAT

* SPECIMEN *

CUSIP: G06207115
ISIN: KYG062071157

is the registered owner of

* NINE MILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF US$0.003 PAR VALUE EACH IN THE CAPITAL OF

ATLAS FINANCIAL HOLDINGS, INC.

transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.

DATED: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED by
Equity Financial Trust Company
200 University Avenue, Suite 400
Toronto, ON M5H 4H1
Main Transfer Agent and Registrar

By________________________
AUTHORIZED OFFICER

OR

COUNTERSIGNED by
IST Shareholder Services
209 W. Jackson Blvd., Suite 903
Chicago, IL 60606
Co-Transfer Agent

By________________________
AUTHORIZED OFFICER

Scott Wollney
Chief Executive Officer & Director

Paul Romano
Chief Financial Officer

The Shares represented by this Certificate are subject to the Memorandum and Articles of Association of the Company and are transferable at the offices of IST Shareholder Services, Chicago, Illinois, USA, and at the offices of Equity Financial Trust Company, Toronto, Ontario, Canada

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO

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